Exhibit 99.1

ODYNE CORPORATION

FINANCIAL STATEMENTS

December 31, 2005 and 2004

ODYNE CORPORATION

CONTENTS

Page
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1

FINANCIAL STATEMENTS

Balance Sheet	2-3
Statements of Operations	4
Statements of Cash Flows	5-6

NOTES TO FINANCIAL STATEMENTS	7-21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of

Odyne Corporation

Hauppauge, NY

We have audited the accompanying balance sheet of Odyne Corporation (the “Company”) as of December 31, 2005, and the related statements of operations, stockholders’ deficiency and cash flows for each of the years in the two-year period then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Odyne Corporation as of December 31, 2005, and the results of its operations, and its cash flows for each of the years in the two-year period then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum & Kliegman LLP

New York, New York

September 28, 2006, except for Note 14, as to

  which the date is October 17, 2006

ODYNE CORPORATION

BALANCE SHEET

December 31, 2005

ASSETS

CURRENT ASSETS
Cash	$500
Accounts receivable, net	90,664
Prepaid expenses and other current assets	13,054

Total Current Assets	104,218

PROPERTY AND EQUIPMENT, Net	10,422

PATENT	14,000

SECURITY DEPOSIT	10,000

TOTAL ASSETS	$138,640

See Notes to Financial Statements.

ODYNE CORPORATION

BALANCE SHEET

December 31, 2005

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
Lines of credit	$115,830
Accounts payable	80,711
Accrued expenses and other current liabilities	18,978
Current portion of capital lease obligations	3,687
Loans from officers	232,433
Accrued officers' salaries	391,320
Billings in excess of costs incurred on contracts
in progress	66,225

Total Current Liabilities	909,184

CAPITAL LEASE OBLIGATIONS, Net of current portion	2,830

DEFERRED RENT PAYABLE	1,732

SECURITY DEPOSIT, Sub-tenant	5,000

DEVELOPMENT FUNDING SUBJECT TO REPAYMENT	183,146

Total Liabilities other than shares	1,101,892

SHARES SUBJECT TO MANDATORY REDEMPTION	1,766,496

TOTAL LIABILITIES	2,868,388

COMMITMENT, CONTINGENCIES AND OTHER MATTERS

EXCESS OF LIABILITIES OVER ASSETS (DEFICIT)	(2,729,748)

TOTAL LIABILITIES AND EXCESS OF
LIABILITIES OVER ASSETS (DEFICIT)	$138,640

See Notes to Financial Statements.

ODYNE CORPORATION

STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2005 and 2004

	2005	2004

SALES	$285,598	$94,434

COST OF SALES	208,186	151,158

GROSS PROFIT (LOSS)	77,412	(56,724)

OPERATING EXPENSES
Research and development, net of development
funding of $80,512 and $340,994, respectively	442,993	104,167
Selling, general and administrative	296,448	203,541

TOTAL OPERATING EXPENSES	739,441	307,708

LOSS FROM OPERATIONS	(662,029)	(364,432)

INTEREST EXPENSE	(32,880)	(16,411)

LOSS BEFORE EXCESS OF
MANDATORY REDEMPTION
AMOUNT OVER BOOK VALUE OF
REDEEMABLE SHARES	(694,909)	(380,843)

EXCESS OF MANDATORY REDEMPTION
AMOUNT OVER BOOK VALUE OF
REDEEMABLE SHARES	--	(1,766,496)

NET LOSS	$(694,909)	$(2,147,339)

See Notes to Financial Statements.

ODYNE CORPORATION

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2005 and 2004

	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(694,909)	$(2,147,339)
Adjustments to reconcile net loss to net cash
used in operating activities
Excess of redemption amount over book value
of redeemable shares	--	1,766,496
Depreciation and amortization	11,487	8,492
Provision for doubtful accounts	3,000	--
Accrued officers' salaries	391,320	114,400
Accrued interest on loans from officers	18,326	7,383
Deferred rent	(2,921)	(1,852)
Changes in operating assets and liabilities:
Accounts receivable	(73,326)	15,682
Prepaid expenses and other current assets	496	(13,455)
Accounts payable and accrued expenses	41,771	(9,102)
Billings in excess of costs incurred on contracts
in progress	66,225	(137,369)
Development funding subject to repayment	183,146	--

NET CASH USED IN OPERATING
ACTIVITIES	(55,385)	(396,664)

CASH FLOWS FROM INVESTING ACTIVITIES
Payment of patent costs	(14,000)	--

NET CASH USED IN INVESTING
ACTIVITIES	$(14,000)	$--

See Notes to Financial Statements.

ODYNE CORPORATION

STATEMENTS OF CASH FLOWS, Continued

For the Years Ended December 31, 2005 and 2004

	2005	2004

CASH FLOWS FROM FINANCING ACTIVITIES
Capital lease payments	$(3,171)	$(407)
Loans from officers	74,050	87,015
Proceeds from issuance of common stock	--	200,000
Net (repayments) proceeds under lines of credit	(3,956)	111,886

NET CASH PROVIDED BY FINANCING
ACTIVITIES	66,923	398,494

NET (DECREASE) INCREASE IN CASH	(2,462)	1,830

CASH - Beginning of year	2,962	1,132

CASH - End of year	$500	$2,962

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the years for:

Interest	$11,840	$6,064

Noncash investing and financing activities:

Equipment financed under capital lease
obligations	$--	$10,095

Officers' salaries contributed to capital	$--	$114,400

See Notes to Financial Statements.

ODYNE CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - The Company

Odyne Corporation (the “Company”), a New York Subchapter S-Corporation, was incorporated in the State of New York on August 3, 2001. The Company designs, develops, manufactures and installs Plug-in Hybrid Electric Vehicle propulsion systems (“PLUG-IN HEV”) for medium and heavy-duty trucks and buses using its proprietary technology.

NOTE 2 - Liquidity and Capital Resources

At December 31, 2005, the Company’s capital deficiency amounted to $2,729,748 and its working capital deficiency amounted to $804,966. The Company’s operating losses amounted to $662,029 and $364,432 for the years ended December 31, 2005 and 2004, respectively.  The Company has been actively seeking the financing it needs to further develop and commercialize its plug-in hybrid electric vehicle propulsion systems.

Subsequent to December 31, 2005, the Company (as more fully described in Note 14):

•

Obtained $60,000 of additional funding under an unsecured line of credit arrangement;

•

Obtained $250,000, of additional capital through the issuance of convertible promissory notes in a bridge financing transaction;

•

Obtained $78,000 of additional funding from its officers/stockholders that is subject to repayment with interest at 8% per annum.

The Company also signed, on June 2, 2006, a non-binding indication of interest with two investment banking firms to assist it with structuring a proposed (i) private placement of convertible preferred stock for minimum gross proceeds of $3,500,000 and maximum gross proceeds of $5,000,000, and (ii) tax-free share exchange merger with a public “shell company” that, if completed, would be treated as a reverse merger and recapitalization of the Company for accounting purposes (Note 14).  Contingent upon completion of the aforementioned transaction the Directors/Officer have agreed to convert $140,000 of loans from officers into shares of the Company’s common stock and forgive all accrued interest as well as to waive payment of all accrued officers’ salaries through the closing date of the transaction, which will be contributed to the Company’s paid-in capital. As described in Note 14, the Company completed these transactions on October 17, 2006.

ODYNE CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 3 - Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all highly liquid securities purchased with original maturities of three months or less to be cash equivalents.

Revenue and Cost Recognition

Revenues from fixed-price and time and material contracts are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date to the estimated total cost for each contract.  The Company considers expended cost to be the best available measure of progress with respect to these contracts. Revenues from time and material contracts are recognized on the basis of costs incurred during the period plus the fee earned. In the initial stages of a contract, costs that do not relate to contract performance are disregarded in determining the percentage of completion.  Because of the inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

Cost of revenues earned includes direct contract costs such as materials, labor, subcontract labor, payroll, payroll taxes, insurance and other sundry direct costs, and indirect contract costs such as unallocated labor, travel, supplies, repairs and depreciation.  Provisions for estimated losses on contracts in progress are made in the period in which such losses are determined.

Accounts receivable represents progress billings that the Company renders during the course of performing the work under its contracts.  Billings in excess of costs and estimated earnings on uncompleted contracts are presented as a liability in the accompanying balance sheet.  Billings in excess of costs and estimated earnings on contracts in progress amounted to $66,225 at December 31, 2005.

The Company is providing a one-year product warranty with respect to a contract it entered into in 2005. As of December 31, 2005, the product was not completed.  Accordingly, no provision for warranty costs has been recorded.

ODYNE CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 3 - Summary of Significant Accounting Policies, continued

Accounts Receivable

The Company has a policy of reserving for uncollectible accounts based on its best estimate of the amount of probable credit losses on its existing accounts receivable. Account balances deemed to be uncollectible are charged to the allowance for doubtful accounts after all means of collection have been exhausted and the potential for recovery is considered remote. The Company’s customers include municipal governments, public utilities and not-for-profit organizations.  The Company’s credit losses to date have been minimal.  Accordingly, the Company established a $3,000 allowance for doubtful accounts during the year ended December 31, 2005.

Property and Equipment

Property and equipment are stated at cost less accumulated deprecation and amortization.  Depreciation is being recognized on a straight-line basis over the estimated useful lives of the respective assets. Leasehold improvements are being amortized on a straight-line basis over the lesser of the term of the related lease or the estimated useful lives of the assets. Estimated useful lives of assets in each of these categories are three years.

Intangible Assets

Intangible assets consist of legal fees incurred in obtaining patents.  Once the patent is granted, the costs incurred to obtain it will be amortized over the estimated remaining legal life of the patent or its economic useful life, if shorter.  Intangible assets are reviewed for impairment annually or whenever events or changes in business circumstance indicate the carrying value of the assets may not be recoverable.  Impairment losses are recognized if future cash flows of the related assets are less than their carrying values.

Research and Development

Research and development expenses include costs incurred for the experimentation, design and testing of the Company’s PLUG-IN HEV technology. They are funded, in part, by third parties and expensed as incurred.

The Company has received development funding from various governmental and/or energy related agencies, including Long Island Power Authority, the Electric Power Research Institute, New York State Energy Research & Development Authority and the Greater Long Island Clean Cities Coalition.

Funding received under the terms of one agreement is subject to repayment.  The repayment is based on a percentage of sales of the related invention or discovery as defined under the terms of the agreement.  The obligation terminates upon the earlier of fifteen (15) years from the date of the first sale or, depending on whether the seller is a New York State manufacturer, upon repayment of the amount of funds received under the agreement or if seller is not a New York State manufacturer, upon repayment of three times the amount of funds received under the agreement.

ODYNE CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 3 - Summary of Significant Accounting Policies, continued

Research and Development, continued

Net research and development expenses for the years ended December 31, 2005 and 2004 were as follows:

	2005	2004
Total research and development expenses	$523,505	$445,161
Less: reimbursements	(80,512)	(340,994)

Net Research and Development Expenses	$442,993	$104,167

Income Taxes

For income tax purposes, the Company’s stockholders have elected for the Company to be treated as an “S” corporation under Subchapter “S” of the Internal Revenue Code and as a small business corporation under similar provisions of the New York State income tax code applicable to corporations.  Accordingly, there is no income tax provision in the accompanying financial statements because any income earned or losses incurred and any tax credits are reported by the stockholders in their individual federal and state income tax returns.

Use of Estimates in Preparing Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable, accrued expenses, and stockholders loans approximate fair value based on the short-term maturity of these instruments. The carrying amount of the Company’s line of credit obligations (which are unsecured) approximate fair value as the terms of these facilities are consistent with terms available in the market for credit arrangements with similar risk.  The carrying amount for development funding subject to repayment is the maximum amount that would be repaid upon the occurrence of certain events as specified in the funding agreement which approximates fair value.  The mandatory redemption amount of the Company’s redeemable common stock approximates fair value as such amount is a fixed contractual obligation due upon the deaths of the Company’s stockholders.

ODYNE CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 3 - Summary of Significant Accounting Policies, continued

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004) (“SFAS No. 123R”), “Share-Based Payment” which revised SFAS No. 123, “Accounting for Stock-Based Compensation.  SFAS No. 123R supersedes Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees.” The revised statement addresses the accounting for share-based payment transactions with employees and other third parties, eliminates the ability to account for share-based compensation transactions using APB No. 25 and requires that the compensation costs relating to such transactions be recognized in the statements of operations. The revised statement is effective as of the first annual reporting period beginning after December 15, 2005.

In June 2005, the FASB ratified Emerging Issues Task Force (“EITF”) Issue No. 05-2, “The Meaning of ‘Conventional Convertible Debt Instrument” in EITF Issue No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company’s Own Stock,” which addresses when a convertible debt instrument should be considered “conventional” for the purpose of applying the guidance in EITF No. 00-19.  EITF No. 05-2 also retained the exemption under EITF No. 00-19 for conventional convertible debt instruments and indicated that convertible preferred stock having a mandatory redemption date may qualify for the exemption provided under EITF No. 00-19 for conventional convertible debt if the instrument’s economic characteristics are more similar to debt than equity. EITF No. 05-2 is effective for new instruments entered into and instruments modified in periods beginning after June 29, 2005.  The Company has not issued any convertible instruments.  Accordingly, this standard has not affected the Company to date.  The Company will be required to apply this standard to any instruments it may issue prospectively.

EITF Issue No. 05-4, “The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF Issue No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” addresses financial instruments, such as stock purchase warrants, which are accounted for under EITF No. 00-19 that may be issued at the same time and in contemplation of a registration rights agreement that includes a liquidated damages clause. The consensus for EITF No. 05-4 has not been finalized.  This consensus also has not affected the Company to date.

In June 2005, the Emerging Issues Task Force (“EITF”) reached consensus on Issue No. 05-6, “Determining the Amortization Period for Leasehold Improvements” ("EITF 05-6"). EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for

ODYNE CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 3 - Summary of Significant Accounting Policies, continued

Recent Accounting Pronouncements, continued

periods beginning after June 29, 2005. The adoption of this pronouncement is not expected to have a significant impact on the Company's financial position, results of operations or cash flows.

In June 2005, the FASB issued Statement No. 154, “Accounting Changes and Error Corrections”, a replacement of APB Opinion No. 20 and SFAS No. 3. This statement applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle, unless it is impractical. APB Opinion No. 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. SFAS No. 154 improves financial reporting through its requirements that enhance the consistency of the financial reporting between periods. For the years ended December 31, 2005 and 2004, the Company did not have any accounting changes or error corrections.

In September 2005, the FASB ratified EITF Issue No. 05-7, “Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues”, which addresses whether a modification to a conversion option that changes its fair value affects the recognition of interest expense for the associated debt instrument after the modification, and whether a borrower should recognize a beneficial conversion feature, not a debt extinguishment, if a debt modification increases the intrinsic value of the debt (for example, the modification reduces the conversion price of the debt).

In September 2005, the FASB also ratified the EITF’s Issue No. 05-8, “Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature,” which discusses whether the issuance of convertible debt with a beneficial conversion feature results in a basis difference arising from the intrinsic value of the beneficial conversion feature on the commitment date (which is recorded in shareholder’s equity for book purposes, but as a liability for income tax purposes), and, if so, whether that basis difference is a temporary difference under FASB Statement No. 109, “Accounting for Income Taxes.” This Issue should be applied by retrospective application pursuant to Statement 154 to all instruments with a beneficial conversion feature accounted for under Issue 00-27 included in financial statements for reporting periods beginning after December 15, 2005.

EITF Issues 05-7 and 05-8 have not affected the Company to date, but will be applied to the extent that the Company issues or modifies convertible instruments in future periods.

ODYNE CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 3 - Summary of Significant Accounting Policies, continued

Recent Accounting Pronouncements, continued

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets” (“SFAS 156”), which amends SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, with respect to the accounting for separately recognized servicing assets and servicing liabilities. SFAS 156 permits the choice of the amortization method or the fair value measurement method, with changes in fair value recorded in income, for the subsequent measurement for each class of separately recognized servicing assets and servicing liabilities. The statement is effective for years beginning after September 15, 2006, with earlier adoption permitted. The Company is currently evaluating the effect that adopting this statement will have on the Company’s financial position and results of operations.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

NOTE 4 - Accounts Receivable

Accounts receivable consists of the following:

Billed	$70,984
Unbilled	22,680
93,664
Less: allowance for doubtful accounts	3,000

$90,664

Billed accounts receivable includes $16,047 of payments held by a customer as provided under the terms of its contract.  The amount is expected to be paid upon satisfactory completion and delivery of the related product.

NOTE 5 - Property and Equipment

Property and equipment consist of the following:

Equipment	$10,096
Leasehold improvements	26,398
36,494
Less: accumulated depreciation and Amortization	26,072

Property and Equipment, Net	$10,422

ODYNE CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 5 - Property and Equipment, continued

Property and equipment include $10,096 of assets financed under capital lease obligations. Depreciation and amortization amounted to $11,487 and $8,492 for the years ended December 31, 2005 and 2004, respectively.

NOTE 6 - Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of the following at December 31, 2005:

Prepaid insurance	$ 5,376
Prepaid rent	2,678
Work in progress	5,000

$13,054

NOTE 7 - Lines of Credit

The Company has a $100,000 unsecured line of credit with Fleet Small Business Services (“Fleet”) which is due on demand.  Advances bear interest at 4.5% over Fleet’s prime lending rate (approximately 7.25% as of December 31, 2005).  Outstanding borrowings under this arrangement amounted to $96,851 at December 31, 2005.

The Company also has a $25,000 unsecured line of credit with Astoria Federal Savings and Loan Association which is due on demand and subject to annual renewals.  Advances bear interest at 2.0% over the prime rate as published in the Wall Street Journal (approximately 7.25% as of December 31, 2005).  Outstanding borrowings under this arrangement amounted to $18,979 at December 31, 2005.

Each of these obligations is personally guaranteed by the Company’s stockholders.  Aggregate interest expense under these lines of credit amounted to $10,774 and $3,905 for the years ended December 31, 2005 and 2004, respectively.

NOTE 8 - Capital Leases Obligations

The Company leases equipment under capital leases in which the present value of the minimum lease payments was calculated using discount rates ranging from 9% to 18% over three-year terms. A summary of capital lease obligations that remain at December 31, 2005 is as follows:

ODYNE CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 8 - Capital Leases Obligations, continued

Total obligations under capital leases	$6,517
Less: Current portion of lease obligations	3,687

$2,830

Minimum lease payments due in years subsequent to December 31, 2005 are as follows:

At December 31,	Amount
2006	$4,373
2007	3,005
Total minimum lease payments	7,378
Less: amount representing interest	861

Present Value of Minimum Lease Payments	$6,517

NOTE 9 - Shares Subject to Mandatory Redemption

As described in Note 10, the Company and its stockholders entered into an agreement providing for the mandatory redemption of outstanding shares upon the death of any such stockholder.  This agreement was entered into between the Company and three of its stockholders on January 1, 2004 and was modified upon the admission of a fourth stockholder to the Company on June 30, 2004.  Accordingly, all of the Company’s outstanding shares are subject to repurchase under the terms of this agreement.

The shares, consisting of 10,588 shares, which are all subject to mandatory redemption upon the death of any of the Company’s stockholders at approximately $167 per share since the effective date of the agreement amounts to $1,766,496 as of December 31, 2005.

NOTE 10 - Commitments, Contingencies and Other Matters

Operating Lease

The Company conducts its operations from a single facility, under a noncancelable operating lease expiring in June 2006 requiring minimum monthly payments that increase from $5,000 to $5,356 over the term of the lease.  Subsequent to December 31, 2005, the

ODYNE CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 10 - Commitments, Contingencies and Other Matters, continued

Operating Lease, continued

Company exercised its option to renew the lease for an additional three years at monthly payments that increase from $5,544 to $5,938 over the term of the new lease.  The Company entered into a co-tenancy agreement on April 14, 2003, with an unrelated company, whereby all obligations under the lease are shared equally.  Net rent expense, which includes the effect of recording rental payments on a straight-line basis over the term of the lease, amounted to $28,673 for each of the years ended December 31, 2005 and 2004.

Future minimum rental payments under the above noncancelable operating lease are as follows:

For the Year Ending December 31,	Amount
2006	$ 65,398
2007	67,687
2008	70,056
2009	35,631

$238,772

Proposed Settlement of Trade Payables

The Company entered into agreements with two of its vendors to defer payment of $9,810 of trade payables due at December 31, 2005 in exchange for the possible settlement of such trade payables at the option of the investors for the securities being offered by the Company in its proposed private placement described in Note 14.  There can be no assurance that the investors will agree to the exchange.  In the event the investors do not agree to the exchange, the Company will be required to settle the outstanding balance in cash at 110% of their face value.

Stockholders’ Agreement

The Company and each of its individual stockholders are parties to an agreement providing for the Company to purchase from each such stockholder upon their death or disability, all of their outstanding shares of common stock at values specified in the agreement.  The Company is presenting the redemption amounts due upon death or disability of any such stockholder as Shares Subject to Mandatory Redemption in the liabilities section of the accompanying balance sheet.  The aforementioned agreement will be terminated upon closing of the proposed private placement and merger transaction (Note 14).

ODYNE CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 10 - Commitments, Contingencies and Other Matters, continued

Stockholders’ Agreement, continued

The Company has purchased term life insurance policies on the lives of its stockholders with the intention of utilizing the proceeds as the funding source for the shares redemption liability upon death of a stockholder.  However, the proceeds are not a committed funding source and can be reassigned by the Company for other purposes.

NOTE 11 - Excess of Liabilities Over Assets (Deficit)

The Company is authorized to issue up to 20,000 shares of $0.01 par value common stock.

On June 30, 2004, the Company issued 1,588 shares of its common stock upon its admission of a new stockholder for $200,000 of cash.  Certain officers of the Company also contributed $114,400 of accrued salaries during the year ended December 31, 2004.

A reconciliation of excess of liabilities over assets (deficit) including the effects of the change for the shares subject to mandatory redemption (Note 9) is as follows:

	Common Stock		Additional
		Par Value	Paid in	Accumulated
	Shares	$.01 per share	Capital	Deficit	Total
Balance at January 1, 2004	9,000	$ 90	$253,800	$ (455,790)	$ (201,900)

Issuance of common stock upon admission of new stockholder	1,588	16	199,984	--	200,000

Redeemable shares liability	--	--	--	(1,766,496)	(1,766,496)

Contribution of salaries payable to officers /stockholders	--	--	114,400	--	114,400

Net loss	--	--	--	(380,843)	(380,843)

Balance at December 31, 2004	10,588	106	568,184	(2,603,129)	(2,034,839)

Net loss	--	--	--	(694,909)	(694,909)

Balance at December 31, 2005	10,588	$106	$568,184	$(3,298,038)	$(2,729,748)

ODYNE CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 12 - Related Parties

Stockholder Loans

Stockholder loans represent the aggregate unpaid principal plus accrued interest due by the Company to each of its four officers/stockholders under promissory notes bearing interest at 8% per annum.

One of these notes, in the remaining principal plus accrued interest amount of $50,064 at December 31, 2005 is being repaid in minimum monthly installments of $250 commencing February 1, 2005, subject to further reduction of principal to the extent that the Company has cash available or completes a liquidity event, as defined in the note agreement.

The notes payable to the other three officers/stockholders, in the aggregate remaining principal plus accrued interest amount of $182,369 at December 31, 2005 are due to be repaid on or after January 1, 2006 to the extent that the Company has cash available or completes a liquidity event, as defined in the note agreement.

As described in Note 14, the officers/stockholders agreed, on June 2, 2006, to convert $140,000 in principal of these notes into common stock and forgive all unpaid interest upon the completion of the proposed merger and private placement transactions, which is also described in Note 14.

NOTE 13 - Significant Customers

The Company had two customers to which sales amounted to 10% or more of its total sales for each of the years ended December 31, 2005 and 2004.  Net sales to these customers represent approximately 84% and 10% of total sales for the year ended December 31, 2005 and 88% and 10% of total sales for the year ended December 31, 2004.  As of December 31, 2005, accounts receivable due from these customers amounted to $45,741.

NOTE 14 - Subsequent Events

New Line of Credit Arrangement

On May 15, 2006, the Company received approval from Wells Fargo (“WF”) for a $60,000 unsecured line of credit which requires monthly minimum payments.  Advances bear interest at 6.75% over WF’s prime rate (approximately 8.25% as of June 30, 2006) and are personally guaranteed by certain of the Company’s stockholders.  As of June 30, 2006, $54,949 was outstanding.

ODYNE CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 14 - Subsequent Events, continued

Proposed Merger and Private Placement of Convertible Preferred Stock

On June 2, 2006, the Company entered into a non-binding letter of intent with Country Road Capital, LLC. and Sovereign Bancorp Ltd. (“Advisors”).  Advisors shall assist the Company with structuring and executing a proposed: (i) Private Placement with minimum gross proceeds of $3,500,000 and a maximum of $5,000,000 (the ‘Offering”), and (ii) merger, through a newly-formed wholly-owned subsidiary, in a tax-free stock-for-stock reorganization with an SEC reporting and registered publicly-traded company listed on the Over-the-Counter Bulletin Board, with the Company becoming a wholly-owned subsidiary of the publicly-traded company (the “Merger”). The Offering allows for a 15% ($750,000) over allotment option.  The Advisors have been granted an exclusivity period that expires on December 29, 2006.

The Offering provides for the creation of a series of convertible preferred stock of the publicly-traded company to be sold in units, at a cost of $1,000 per unit, consisting of one share of preferred stock and one detachable warrant to purchase 667 shares of common stock at an exercise price of $1.00 per share.   Concurrently with the closing of this offering, the publicly-traded company will consummate the Merger between its newly-formed subsidiary and the Company.  All outstanding shares of the Company will be exchanged for twelve million (12,000,000) shares of the publicly-traded company. Upon the closing of the Merger, the Company will become a wholly-owned subsidiary of the publicly-traded company and the former stockholders of the Company will become stockholders of the publicly-traded company. Following the closing of the Merger, the publicly-traded company, whose shares are quoted on the Over-the-Counter Bulletin Board, will change its corporate name to Odyne, Inc. and will continue the business of the Company.

On October 17, 2006, the Company: (i) completed the merger described above; (ii) received net proceeds of approximately $1,900,000 (after related expenses of approximately $580,000 and an escrow deposit of $250,000, which under the merger agreement is designated for capital markets initiatives) through the issuance of 2,650.50 units; (iii) converted promissory notes of approximately $300,000 through the issuance of 303.57 units; and, (iv) compensated placement agent for remaining fees of $79,000 through the issuance of 79.00 units.

Bridge Financing

In June 2006, the Company entered into an agreement with a group of investors, including representatives of the Advisors, to provide up to $150,000 in interim debt financing for the Company’s short term cash requirements.  In July and August 2006, the Company received $80,000 and $70,000, respectively, pursuant to a series of convertible promissory notes issued on June 30, 2006 ($40,000) and July 20, 2006 ($40,000), and August 7, 2006 ($70,000) and due December 31, 2006, bearing interest at 10% per year and automatically

ODYNE CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 14 - Subsequent Events, continued

Bridge Financing, continued

exchangeable at the initial closing of this offering into such number of Units as 120% of the outstanding principal amount of the notes and interest thereon would purchase on the terms and conditions as are applicable in this Offering.  The gross proceeds of the interim debt financing will be included in the minimum amount required to complete the Offering.

On September 13, 2006, the Company issued a series of convertible promissory notes with a group of investors, including representatives of the Advisors, to provide an additional $50,000 in interim debt financing for the Company’s short-term cash requirements.  The notes, due December 31, 2006 and bearing interest at 10% per year are exchangeable at the note holders’ option at the initial closing of the Offering into such number of Units as 120% of the outstanding principal amount of the notes and interest thereon would purchase on the terms and conditions as are applicable in the Offering.  The gross proceeds of this interim debt financing, if exchanged, will be included in the minimum amount required to complete the Offering.  The note holders also received warrants to purchase 33,333 shares of the Company’s common stock at $.75 per share.  The warrants will expire on September 30, 2009.

On September 28, 2006, the Company issued two convertible promissory notes with the Advisors, to provide an additional $25,000 in interim debt financing for the Company’s short-term cash requirements.  The notes, due December 31, 2006 and bearing interest at 10% per year are exchangeable at the note holders’ option at the initial closing of this Offering into such number of Units as 120% of the outstanding principal amount of the notes and interest thereon would purchase on the terms and conditions as are applicable in the Offering.  The gross proceeds of this interim debt financing, if exchanged, will be included in the minimum amount required to complete the Offering.  The note holders also received warrants to purchase 16,666 shares of the Company’s common stock at $.75 per share.  The warrants will expire on September 30, 2009.

On October 9, 2006, the Company issued a convertible promissory note with an investor to provide an additional $25,000 in interim debt financing for the Company’s short-term cash requirements.  The notes, due December 31, 2006 and bearing interest at 10% per year are exchangeable at the note holders’ option at the initial closing of the Offering into such number of Units as 120% of the outstanding principal amount of the notes and interest thereon would purchase on the terms and conditions as are applicable in the Offering.  The gross proceeds of this interim debt financing, if exchanged, will be included in the minimum amount required to complete the Offering.  The note holders also received warrants to purchase 16,667 shares of the Company’s common stock at $.75 per share.  The warrants will expire on September 30, 2009.

ODYNE CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 14 - Subsequent Events, continued

Proposed Exchange of Stockholders Loans for Shares of the Company’s Common Stock

On June 2, 2006, Pursuant to the Merger and Private Placement agreement and, as approved by the Company’s Board of Directors on June 2, 2006, upon the closing of the proposed transaction, the Directors/Officers have agreed to convert $140,000 of these notes, which total $232,433 including accrued interest of $25,709 as of December 31, 2005, into shares of the Company’s Common Stock and to forgive all accrued interest.

Operating Lease Amendment

On September 20, 2006, the Company amended its operating lease which provides for an additional 2,500 square feet effective October 1, 2006 for an additional annual rent of approximately $20,000.

Future minimum rental payments under the amended noncancelable operating lease are as follows:

For the Year Ending December 31,	Amount
2006	$ 68,732
2007	87,950
2008	90,940
2009	46,252

$293,874

Accrued Officers’ Salaries / Stockholders’ Loans

The officers/stockholders of the Company agreed to waive, simultaneously with the completion of the Proposed Merger and Private Placement, $594,316 of salaries through July 31, 2006 which was contributed to the Company’s additional paid-in capital on October 17, 2006.

The Company also converted $140,000 of loans payable to officers/stockholders into common stock concurrent with the Closing of the merger and private placement on October 17, 2006.